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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement (NO. 333-63781) on Form S-8 of Merrill Merchants Bancshares, Inc. of our report dated January 13, 2000, relating to the consolidated statements of financial condition of Merrill Merchants Bancshares, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended, which report is included in the December 31, 1999 annual report on Form 10-KSB of Merrill Merchants Bancshares, Inc.


                                    /s/ Berry, Dunn, McNeil & Parker

Bangor, Maine
March 28, 2000